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                                                                 Exhibit 10.18
                         STOCK OPTION AGREEMENT BETWEEN

                                   DAVID KEEFE
                            AND @ ENTERTAINMENT, INC.

         This Stock Option Agreement ("Option Agreement") is made effective as of January 1, 1998 (the "Effective Date"), by and between David Keefe ("Keefe") and @ Entertainment, Inc., a Delaware corporation (the "Company"), pursuant to the @Entertainment, Inc. 1997 Stock Option Plan, as amended (the "Plan").

         1.       Grant of Option and Option Period.

                  a. The Company hereby grants Keefe an option (the "Option") to purchase Two Hundred Fifty Thousand shares (250,000) (the "Shares") of the Company's common stock ("Common Stock"), with a par value of $0.01 per share, pursuant to the terms and conditions set forth in this Option Agreement. The exercise price for the Option (the "Exercise Price") shall be Twelve Dollars (U.S. $12.00) per share.

                  b. The option to purchase Thirty-one Thousand Two Hundred Fifty (31,250) of these Shares will vest at the end of each fiscal quarter on March 31, June 30, September 30 and December 31 of 1998 and 1999, provided, however, that (i) the Option shall vest in full immediately (A) on the date of change in control of Poland Communications, Inc. ("PCI") (for purposes of this clause, the term "change in control" shall have the same meaning as that term has in the Indenture dated as of October 31, 1996, between PCI and State Street Bank and Trust Company as trustee with respect to those certain 9 7/8% Senior Notes of the Company due 2003 (the "Indenture")) or (B) on the date of change in control of the Company (for purposes of this clause, the term "change of control" shall be determined in the same manner as in clause (A) above), and
(ii) no portion of the Option shall vest after the date (the "Cut-Off Date") that Keefe's employment with the Company, or any of its affiliates, is terminated for any reason whatsoever. For the purposes of this Agreement, the term "affiliate of the Company" shall mean any entity that controls, is controlled by or is under common control with the Company.

                  c. If Keefe's employment with the Company, or any of its affiliates, is terminated for any reason, Keefe shall have only sixty (60) days after the Cut-Off Date to exercise that portion of the Option that has vested as of the Cut-Off Date, and Keefe shall have no right to exercise any portion of the Option that has not then vested.

                  d. Notwithstanding any other provision of this Option Agreement, the Option shall expire and be of no further force or effect with respect to any Shares on the earlier to occur of (i) the tenth anniversary of the Effective Date or (ii) sixty days after the date that Keefe ceases to be an employee of the Company, or any of its affiliates, for any reason whatsoever (including but not limited to Keefe's death, disability, voluntary termination or involuntary termination).

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                  e. Each exercise of the Option shall reduce, by an equal
number, the total number of shares of @Entertainment Common Stock that may thereafter be purchased by Keefe under the Option.

         2.       Manner of Exercise.

         Subject to the conditions and restrictions contained in Section 3 below, the Option shall be exercised by delivering written notice of exercise to the Secretary of the Company. Such notice shall be irrevocable and must be accompanied by payment in cash, banker's draft or such other form of consideration as the Company may approve, and a signed Subscription Agreement, reasonably acceptable to both parties.

         3.       Non-transferability.

         Neither this Option nor any interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner (other than by will or by the laws of descent and distribution during the option period described in Section 1, or in a manner as may be established from time to time by the Company's Stock Option Committee pursuant to the Plan ). This Option is not assignable by operation of law or subject to execution, attachment or similar process. During Keefe's lifetime, the Option can only be exercised by Keefe. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option or any interest therein contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option or any interest therein shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof executed by the personal representative of the estate of Keefe which shall be accompanied by an authenticated copy of the letters testamentary appointing such personal representative, or such other evidence as the Company may deem reasonably necessary to establish the validity of the transfer, and also evidence as the Company may deem reasonably necessary to establish the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of the Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Keefe.

         4. Adjustment in the Event of Change in Stock.

         In the event of any change in the outstanding Common Stock of the Company due to stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, rights offering, warrants, or exchange of shares, the number and kind of the Shares and/or the purchase price per Share will be appropriately adjusted, upwards or downwards, consistent with such change. The reasonable determination of the Company regarding any adjustment will be final and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class

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shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares.

         5.       No Stock Rights.

         Keefe shall not be entitled to vote, be deemed the holder of any Shares, have the right to receive dividends with respect to any Shares, or otherwise have any of the rights of a stockholder of the Company with respect to any Shares, unless and until Keefe has exercised the Option with respect to such Shares in accordance with the terms and conditions of this Option Agreement.

         6.       Reservation and Issuance of Shares.

                  a. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, the number of shares of Common Stock that is sufficient for the purpose of enabling it to satisfy any obligation to issue the shares of Common Stock upon exercise of the Option.

                  b. The Company covenants that all Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable.

         7.       Lock-up Agreement

                   a. During the term of this Option Agreement, Keefe if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the "Lead Underwriter"), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Keefe further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock or such other securities subject until the end of such period. The Company and Keefe acknowledge that each Lead Underwriter of a public offering of the Company's stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 7.

         8. Representations and Warranties of Keefe. In order to induce the Company to accept this Option Agreement, Keefe hereby represents and warrants to the Company as follows:

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                  a. If in the future Keefe desires to offer or dispose of the
Option or any the Shares or any interest therein, he will do so only in compliance with applicable securities laws and this Option Agreement.

                  b. Keefe acknowledges that there may be restrictions under the securities laws of the jurisdiction(s) in which he resides on the sale of the Shares he obtains on exercise of the Option, and that he should seek legal assistance before proceeding with the purchase or sale of said Shares.

                  c. Keefe agrees that the representations and warranties of Keefe set forth in this Section 8 shall survive the exercise of the Option and the termination or expiration of this Option Agreement for a period of six months.

         9.       Governing Law.

         This Option Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws or choice of law.

         10.      Benefit.

         This Option Agreement shall be binding upon the Company, Keefe, their heirs, executors, administrators, legal representatives, successors, and permitted assigns, and Keefe in furtherance thereof may execute a will directing Keefe's executor to perform this Option Agreement and to execute all documents necessary to effectuate the purposes of this Option Agreement, but the failure to execute such a will shall not affect the rights of the Company or the obligations of Keefe's estate as provided in this Option Agreement. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies under or by reason of this Option Agreement.

         11.      Specific Performance.

         The parties to this Option Agreement hereby agree that an award of damages alone is inadequate to remedy a breach of terms of this Option Agreement and that specific performance, injunctive relief or other equitable remedy is the only way by which the intent of this Option Agreement may be adequately realized upon breach by one or more of the parties. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

         12.      Waiver.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Option Agreement shall not be deemed a waiver of such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

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         13.      Notice.

                  a. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, by facsimile, or by registered or certified mail with proof of receipt, postage and expenses prepaid and with return receipt requested addressed as follows:

                  If to the Company:

                  @ Entertainment, Inc.
                  ul. Pawinskiego 5A
                  Blok D
                  02-106 Warsaw, Poland
                  Facsimile:        (48-22) 668-7204
                  Attention:        Przemyslaw Szmyt

                  With a copy to:

                  Marc R. Paul
                  Baker & McKenzie
                  815 Connecticut Avenue
                  Washington, D.C. 20006
                  U. S. A.
                  Facsimile: (202) 452-7074

                  If to Keefe:

                  David Keefe
                  35 Stevens Lane
                  Cohasset, Massachusetts  02025
                  U. S. A.

                  b. Notice given in accordance with this Section 13 shall be deemed to have been given when delivered personally, or when received if sent via express delivery, facsimile, or registered or certified mail, postage prepaid and return receipt requested.

                  c. Any party may change its address for notices by communicating its new address in writing to the other party.

         14.      Entire Agreement.

         This Option Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by writing executed by all of the parties.

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         15.      Severability.

         The invalidity or unenforceability of any provisions of this Option Agreement shall in no way affect the validity or enforceability of any other provision hereof.

         16.      Headings.

         The headings to the sections of this Option Agreement are used for reference only and are not to be construed as limiting or extending the provisions hereof.

         17.      Counterparts.

         This Option Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute the Option Agreement by and among the parties.

         IN WITNESS THEREOF, the undersigned have executed this Option Agreement effective as of the date first above written.

                                              @ ENTERTAINMENT, INC.,
                                              a Delaware corporation

                                              By:  ____________________________
                                                   Robert E. Fowler, III

                                              Its:     Chairman of the Board

                                              --------------------------------
                                                   David Keefe

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